Exhibit 99.1

NEWS RELEASE

Comdisco Announces Fiscal 2009 Second Quarter Financial Results

Rosemont, IL- May 12, 2009 - Comdisco Holding Company, Inc. (OTC: CDCO) today reported financial results for its fiscal second quarter ended March 31, 2009. Comdisco Holding Company, Inc. emerged from Chapter 11 bankruptcy proceedings on August 12, 2002 and, under its Plan of Reorganization, its business purpose is limited to the orderly sale or run-off of all its remaining assets.

Operating Results: For the quarter ended March 31, 2009, Comdisco Holding Company, Inc. reported net earnings of approximately $37,000, or $0.01 per common share (basic and diluted).  The per share results for Comdisco Holding Company, Inc. are based on 4,029,055 shares of common stock outstanding on average during the quarter ended March 31, 2009.

For the quarter ended March 31, 2009, total revenue decreased by 88 percent to $282,000.  The decrease is primarily the result of lower gains on the sale of equity securities and lower interest income in the current quarter.  Gains were approximately $126,000 for the current quarter compared to gains of approximately $1,803,000 for the quarter ended March 31, 2008.  Net cash provided by operating activities was approximately $5,861,000 for the six months ended March 31, 2009 compared to net cash provided by operating activities of approximately $5,862,000 for the six months ended March 31, 2008.  The net cash provided by operating activities in the six months ended March 31, 2009 included cash receipts of approximately $5,328,000 from income tax refunds for Comdisco Holding Company, Inc.’s Canadian subsidiary.  However, such receipts are anticipated to be used to satisfy Canadian taxes payable.

Total assets are $72,808,000 as of March 31, 2009 which included $62,831,000 of unrestricted cash, compared to total assets of $75,464,000 as of September 30, 2008 which included $57,554,000 of unrestricted cash.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.’s financial results are not comparable to those of its predecessor company, Comdisco, Inc.  Please refer to Comdisco Holding Company, Inc.’s quarterly report on Form 10-Q filed on May 12, 2009 for complete financial statements and other important disclosures.

About Comdisco
Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco’s plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations. The company filed on August 12, 2004 a Certificate of Dissolution with the Secretary of State of the State of Delaware to formally extinguish Comdisco Holding Company, Inc.’s corporate existence with the State of Delaware except for the purpose of completing the wind-down contemplated by the Plan.

Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases ''expect,'' ''estimate,'' and ''anticipate'' and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company’s SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2008 and Forms 10-Q for the fiscal quarters ended December 31, 2008 and March 31, 2009, respectively.  Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
312-565-3900
mcmoster@comdisco.com